EXHIBIT 10.13







						October 28, 1998


Mr. Frederick L. Angst
15 Dan Road
Canton, MA  02021

Dear Larry:

     This letter sets forth our agreement with respect to your resignation as executive vice president-chief merchandising officer of Hills Stores Company and its subsidiary, Hills Department Store Company (collectively, the "Companies").

     1. Resignation.
        -----------

     By your execution and delivery hereof, you hereby resign, from all positions with the Companies and any subsidiaries thereof effective November 15, 1998.

     2. Severance.
        ---------

        (a) The Companies hereby agree to pay you as severance, a payment of $178,500 which will be paid to you on or before November 6, 1998.

        (b) You will be entitled to receive your base pay through November 15, 1998.

        (c) The Companies will reimburse you for your heretofore un-reimbursed travel and other business expenses reasonably incurred by you prior to November 6, 1998 in the performance of your duties on behalf of the Companies, upon submission of the required supporting documentation.

        (d) The Companies may withhold or cause to be withheld from any amount payable under this letter agreement such amounts as shall be required to be withheld pursuant to applicable law or regulation.

        (e) You understand and agree that, except as expressly set forth in this letter agreement, you will receive no payments, compensation, benefits, perquisites, vacation pay, remuneration or bonuses, including severance, to which you otherwise might be entitled under any understanding or agreement with the Companies or any subsidiaries; provided, however, you will be entitled to receive your accrued base salary through November 15, 1998 and you will be given the option of purchasing your leased automobile at the lease buy-out price set forth in the Companies' agreement with Merchant's Leasing.


<page 2>
     3. Continuing Obligations.
        ----------------------

        (a) Except as expressly provided in this letter agreement, the obligations of each of the parties under the July 22, 1997 Employment Agreement are hereby terminated.

        (b) The provisions of Section 5 (a), (b), (c), (d) and (e) of the aforesaid Employment Agreement, will continue in full force and effect.

     4. Release by Angst.
        ----------------

        (a) You hereby represent that you do not have any claim, action or proceeding pending against Hills and are not contemplating any such claim, action or proceeding. For purposes of this paragraph 4, the term "Hills" refers to the Companies, each of their respective subsidiaries, divisions and affiliates, and each of their respective officers, directors, agents, employees and assigns.

        (b) Except as necessary to enforce the terms of this letter agreement, and in exchange for and in consideration of the payments, promises, covenants and agreements set forth in this letter agreement, you hereby release Hills from any and all manner of claims, demands, causes of action, obligations, damages or liabilities whatsoever of every kind and nature, at law or in equity, known or unknown, and whether or not discoverable, which you have or may have for any period prior to and including the date of the execution of this letter agreement, including, but not limited to, any claim of wrongful discharge, breach of an express or implied contract, breach of any covenant of good faith and fair dealing, any tort and any discrimination claims under the Age Discrimination in Employment Act of 1967 or any other federal, state or local law or regulations and any claim for attorney's fees or costs.

        (c) You agree never to file or participate in a lawsuit, arbitration or other legal proceeding asserting any claims that are released pursuant to this paragraph 4 unless you are compelled to testify or otherwise participate in any lawsuit, arbitration or other legal proceeding by subpoena or any other legal process, but only to the extent of such compulsion. If you breach your promise and file or participate in a legal proceeding based on claims you have released, you agree to pay for all costs incurred by Hills, including reasonable attorney's fees, in defending against your claim, and you shall be required to repay to Hills (and shall forfeit any right to receive) any monies and benefits paid or payable to you pursuant to this letter agreement. In addition, Hills shall be entitled to any other relief available to it at law or in equity.

        (d) In executing this letter agreement, the Companies are not admitting any liability or wrongdoing, and the considerations exchanged herein do not constitute an admission by Hills of any liability, error, contract violation, or violation of any federal, state or local law or regulation.



                                       2
<page 3>
     5. Miscellaneous.
        -------------

        (a) This letter agreement will be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, executors, heirs, administrators, successors and assigns.

        (b) The unenforceability or invalidity of any provision or provisions of this letter agreement shall not render any other provision or provisions hereof unenforceable or invalid.

        (c) This letter agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and fully supersedes any and all prior agreements or understandings between us with respect to such subject matter. This letter agreement may not be altered, modified or changed, and no provision hereof may be waived, except pursuant to a written instrument signed by the parties hereto.

        (d) This letter agreement and all matters and issues collateral thereto shall be governed by the laws of the Commonwealth of Massachusetts applicable to contracts performed entirely therein.

        (e) You have been afforded an opportunity to take at least twenty-one
            (21) days to consider this letter agreement and have been advised to consult with the attorneys of your choice prior to executing this letter agreement. The parties understand and acknowledge that you will have a period of seven (7) calendar days following your execution hereof in which to revoke your consent to this letter agreement. If you so revoke your consent, this letter agreement shall be null and void and of no force or effect.

     If the foregoing letter correctly sets forth our agreements and under-standing with respect to the subject matter hereof, please so indicate by executing and returning to the Companies the enclosed duplicate copy of this letter, whereupon it shall constitute our legally binding agreement.

						Very truly yours,

						HILLS STORES COMPANY
						HILLS DEPARTMENT STORE COMPANY

                                                By: /s/ Chaim Y. Edelstein
                                                   -------------------------
                                                   Chairman of the Board

                                                By: /s/ William K. Friend
                                                   -------------------------
                                                   Sr. Vice President
                                                   Secretary & Corporate Counsel


ACCEPTED & AGREED
AS OF OCTOBER 28, 1998


/s/ Frederick L. Angst
-------------------------
Frederick L. Angst
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